EXHIBIT 10.16

              Agreement Concerning Interest on the Amounts due from
                   OVM Joint Stock Co. Ltd. and its Affiliates
                                   (LJ9701-B)

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

         WHEREAS Party A and its affiliates have been utilizing the bank loan facilities and liquid funds of Party B.

         NOW THEREFORE, pursuant to mutual negotiation, it is agreed that Party B shall charge interest to Party A and its affiliates for their use of Party B's bank loans and liquid funds as follows:

1. Party A and its affiliates agree to pay interest to Party B on their use of Party B's bank loans and liquid funds;

2. The interest charge shall be calculated based on the prevailing average bank borrowing rate;

3. The interest shall be paid by Party A and its affiliates to Party B at the end of each individual fiscal year.

4.   This Agreement shall become effective from January 1, 1997.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
--------------------------
Wu Guosen

For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.



/s/ Ching Lung Po
--------------------------
    Ching Lung Po

Dated: December 1, 1997